UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2017

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL	35121
(Address of Principal Executive Offices)	(Zip Code)

(205) 625-3574
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 2, 2017 (the “Effective Date”), Otelco Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among itself, as borrower, each subsidiary of the Company listed as a guarantor on the signature pages thereto, as guarantors, the lenders from time to time party thereto, as lenders, and CoBank, ACB, as administrative agent (the “Administrative Agent”), as issuer of letters of credit and as provider of the swing line commitment.

The credit facilities under the Credit Agreement are comprised of:

•	a term loan facility in an aggregate principal amount of $87,000,000;

•	a revolving credit facility in an aggregate principal amount of up to $5,000,000, which includes the following subfacilities:

o	swing line loans in an aggregate principal amount not exceeding $1,000,000 at any time; and

o	letters of credit in an aggregate stated amount not exceeding $1,000,000 at any time; and

•	an incremental term loan facility in an aggregate principal amount of up to $20,000,000, subject to the satisfaction of certain conditions and lender participation.

The term loan facility was fully drawn on the Effective Date. As of the date of this Current Report on Form 8-K, no amounts have been drawn under the incremental term loan facility or the revolving credit facility. Amounts drawn under the term loan facility and the incremental term loan facility that are subsequently repaid or prepaid may not be re-borrowed. Amounts drawn under the revolving credit facility may generally be borrowed, repaid and re-borrowed until the five-year anniversary of the Effective Date (the “Maturity Date”). Swing line loans and letters of credit will reduce the availability under the revolving credit facility on a dollar-for-dollar basis. The Company may, upon notice to the Administrative Agent, terminate or reduce, in increments of $500,000, the total commitments under the revolving credit facility, subject to prepayment of the revolving loans, the outstanding unused commitment fees relating thereto (as described below) and the full amount of interest accrued on the principal sum to be prepaid.

The proceeds of the term loan facility were used by the Company to refinance its existing indebtedness under that certain Loan Agreement (the “Prior Senior Agreement”), dated as of January 25, 2016, by and among the Company as borrower, each subsidiary of the Company listed as a guarantor on the signature pages thereto, as guarantors, the lenders from time to time party thereto, as lenders, and Cerberus Business Finance, LLC, as collateral agent and administrative agent, and that certain Subordinated Loan Agreement (the “Prior Subordinated Agreement” and, together with the Prior Senior Agreement, the “Prior Credit Agreements”), dated as of January 25, 2016, by and among the Company and the subsidiaries of the Company set forth on Appendix I thereto, as borrowers, the investors from time to time party thereto, as lenders, and NewSpring Mezzanine Capital III, L.P., as collateral agent and an investor, as amended on February 17, 2016, and to pay fees and expenses in connection with the transactions contemplated by the Credit Agreement. The proceeds of loans to be made under the revolving credit facility will be used by the Company to fund working capital and for general corporate purposes of the Company and its subsidiaries. The proceeds of loans to be made under the incremental term loan facility will be used as specified in the applicable incremental term loan funding agreement.

The Company may prepay any of the loans under the Credit Agreement, from time to time, in its discretion, without premium or penalty, provided that voluntary prepayments are subject to customary requirements with respect to minimum payment amount, prior written notice and payment of certain costs and expenses.

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Principal amounts outstanding under the term loan facility will amortize at a rate equal to 5% per annum, with the Company being required to repay the aggregate principal balance under the term loan facility in quarterly principal payments equal to $1,087,500 on the last business day of each calendar quarter. The Credit Agreement also provides that, following the year ending December 31, 2018, and each calendar year thereafter, so long as the ratio of the Company’s total debt to Consolidated EBITDA (as defined in the Credit Agreement) for the four most recent fiscal quarters (the “Total Leverage Ratio”) is equal to or exceeds 2.50:1.00, the Company must prepay principal under the term loan facility in an aggregate amount equal to 50% of Excess Cash Flow (as defined in the Credit Agreement) for the immediately preceding fiscal year, subject to credit for voluntary prepayments made during that fiscal year. In addition, the Credit Agreement provides that, subject to certain exceptions, upon the receipt by the Company or its subsidiaries of the net cash proceeds from: (i) any issuance or incurrence of debt, other than certain permitted indebtedness; (ii) any issuance of equity interests in any of the Company or its subsidiaries; (iii) certain asset sales; and (iv) any casualty event under any insurance maintained by the Company or its subsidiaries, the Company must use those net cash proceeds to prepay principal under the Credit Agreement loans, provided that, in case of clauses (iii) and (iv) above, the net cash proceeds need not be used to make prepayments if within 180 days of the receipt by the Company or its subsidiaries of such net cash proceeds, such net cash proceeds are applied to purchase assets used or useful in the business of the Company or its subsidiaries. Under the Credit Agreement, any mandatory prepayments will be applied first to any outstanding revolving loan overadvances, second to any outstanding term loans and incremental term loans until paid in full, and then to any loans outstanding under the revolving credit facility, in which case that prepayment will also permanently reduce the total revolving credit commitment by a corresponding amount. The entire outstanding principal balance under the term loan and incremental term loan facilities, as well as any outstanding borrowings under the revolving loan facility, will be due and payable in full on the Maturity Date.

Interest rates applicable to the term loans, incremental term loans and the revolving loans (other than the swing line loans) are set at a margin over an adjusted LIBOR rate (which is defined as LIBOR multiplied by the statutory reserve rate) or a base rate (which is defined as the highest of (a) the prime rate, (b) the federal funds effective rate plus 0.50% per annum and (c) the adjusted LIBOR rate for an interest period of one month plus 1.00% per annum), at the Company’s option. Interest rates applicable to the swing line loans are set at a margin over the above-mentioned base rate. The applicable margin under the adjusted LIBOR rate option ranges from 4.00% to 4.75% per annum based on the Total Leverage Ratio then in effect and the applicable margin under the base rate option ranges from 3.00% to 3.75% per annum based on the Total Leverage Ratio then in effect.

During the term of the revolving credit facility, the Company must pay the Administrative Agent a nonrefundable unused commitment fee based on the daily average unused portion of the revolving credit facility at the applicable unused commitment fee rate, which ranges from 0.250% to 0.625% per annum based on the Total Leverage Ratio then in effect. The unused commitment fees are payable quarterly in arrears on each interest payment date. The Company is required to pay certain other costs and fees in connection with the Credit Agreement.

In addition, the Credit Agreement contains, among other things:

•	customary representations and warranties;

•	customary affirmative covenants;

•	customary negative covenants, including, without limitation, limits on the ability of the Company and its subsidiaries to:

o	incur certain liens;

o	incur additional indebtedness;

o	wind up, liquidate, merge, or consolidate with any other person or transfer or dispose of certain properties or assets;

o	change the nature of its business;

o	make certain types of restricted payments, including dividends on the Company’s common stock, investments and acquisitions, provided that, beginning in 2018, the Company will be permitted to pay cash dividends and redeem its common stock, subject to the limits, and as long as it is in compliance with the conditions, described below;

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o	enter into specified transactions with affiliates;

o	enter into sale and leaseback transactions; and

o	make capital expenditures; and

•	customary financial covenants, including:

o	a minimum ratio of Consolidated EBITDA to fixed charges; and

o	a minimum Total Leverage Ratio.

As referenced above, the Credit Agreement provides that, in both 2018 and 2019, the Company will be permitted to declare and pay cash dividends and redeem its common stock in an aggregate amount not to exceed $1,250,000 per year, so long as the Company is in compliance with all covenants contained in, and is not in default under, the Credit Agreement, and the Company has at least $4,500,000 of cash and cash equivalents after giving effect to the applicable dividend or redemption. In addition, the Credit Agreement provides that, in 2020 and each calendar year thereafter, the Company will be permitted to declare and pay cash dividends and redeem its common stock in an aggregate amount up to 50% of its Consolidated EBITDA, minus the sum of debt service, taxes paid in cash, capital expenditures and other non-recurring or unusual cash charges, expenses or losses, so long as the Company is in compliance with all covenants contained in, and is not in default under, the Credit Agreement, the Company’s Total Leverage Ratio is less than 2.50:1.00 and the Company has at least $4,500,000 of cash and cash equivalents after giving effect to the applicable dividend or redemption.

The Credit Agreement also contains customary events of default. Upon the occurrence of an event of default, the interest rate on all outstanding loans will generally be increased by 2.0% per annum above the rate of interest otherwise applicable. Further, upon the occurrence of an event of default caused by the insolvency, bankruptcy or dissolution of the Company and/or its subsidiaries, (i) all commitments under the term loan facility, the incremental term loan facility and the revolving credit facility will automatically terminate and (ii) all principal and interest outstanding on all outstanding loans, together with all unpaid fees and all other indebtedness of the Company to the lenders, will automatically become due and payable. Upon the occurrence of all other events of default, the Administrative Agent may, or will at the request of a majority of the lenders under the Credit Agreement: (a) terminate or reduce all commitments under the term loan facility, the incremental term loan facility and the revolving credit facility; (b) accelerate the maturity date of all outstanding loans and other indebtedness and demand the immediate prepayment of the principal and interest outstanding on all outstanding loans and other indebtedness, together with any unpaid fees; and (c) require the Company to cash collateralize all outstanding letters of credit.

The Credit Agreement is unconditionally guaranteed by all of the Company’s subsidiaries other than War Telephone LLC, and is secured by first priority security interests in substantially all of the Company’s and the Company’s subsidiaries’ equity interests and tangible and intangible assets, other than the equity interests and tangible and intangible assets of War Telephone LLC.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 2, 2017, in connection with the funding of the term loan facility under the Credit Agreement, (i) the Company paid all amounts due in respect of principal, interest, prepayment premiums and fees, and satisfied in full all of its obligations under the Prior Credit Agreements, (ii) all commitments of the lenders under the Prior Credit Agreements were terminated and (iii) the Prior Credit Agreements were terminated.  The prepayment premium paid by the Company in connection with the termination of the Prior Senior Agreement was equal to $1,921,875 and the prepayment premium paid by the Company in connection with the termination of the Prior Subordinated Agreement was equal to $306,000.

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Item 2.02.	Results of Operations and Financial Condition.

Reference is made to the information set forth in Item 7.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 6, 2017, the Company issued a press release announcing its entry into the Credit Agreement, the completion of its previously-announced strategic alternatives review and its results of operations for its third quarter ended September 30, 2017. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 2, 2017, by and among Otelco Inc., as borrower, each subsidiary of Otelco Inc. listed as a guarantor on the signature pages thereto, as guarantors, the lenders from time to time party thereto, as lenders, and CoBank, ACB, as administrative agent, as issuer of letters of credit, and as provider of the swing line commitment

99.1	Press Release of Otelco Inc., dated as of November 6, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.

Date: November 6, 2017	By:	/s/ Curtis L. Garner, Jr.
Curtis L. Garner, Jr.
Chief Financial Officer

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